EXHIBIT 1


                             JOINT FILING AGREEMENT

This will confirm the agreement by and among all of the undersigned that the
Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of ordinary shares, nominal value euro 7.50 per share (in the form of American Depositary Shares), of THOMSON multimedia is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date:      February 11, 2000

                                    DIRECTV Enterprises, Inc.

                                    By: Robert M. Hall
                                        ----------------------------------------
                                        Name: Robert M. Hall
                                        Title: Senior Vice President,
                                                General Counsel and Secretary



                                    Hughes Electronics Corporation

                                    By: Robert M. Hall
                                        ----------------------------------------
                                        Name: Robert M. Hall
                                        Title: Assistant Secretary



                                    General Motors Corporation

                                    By: Thomas A. Gottschalk
                                        ----------------------------------------
                                        Name: Thomas A. Gottschalk
                                        Title: Senior Vice President and
                                                General Counsel





                             [SIGNED IN COUNTERPART]




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